                                                                     Exhibit 5.1

                                January 26, 2001


Charter Communications, Inc.
12444 Powerscourt Drive
St. Louis, Missouri  63131

     Re: Charter Communications, Inc.
         Post-Effective Amendment No. 1
         to Form S-1 on Form S-3 (File No. 333-41486)


Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Charter Communications, Inc., a Delaware company ("the Company"), in connection with the Company's Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the re-sale by the selling shareholders named in the Registration Statement of up to 5,651,298 shares of Class A common stock of the Company, par value $.001 per share (the "Shares"), owned by such shareholders.


     In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of the Company as we have deemed necessary to form a basis for the opinion hereafter expressed. In addition, we have reviewed such other instruments and documents as we have deemed necessary to form a basis for the opinion hereafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, and the authority of all persons or entities signing all documents examined by us and (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Shares are validly issued, fully paid and nonassessable.


     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                       Very truly yours,


                                       /s/ Paul, Hastings, Janofsky & Walker LLP